UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) October 3, 2006

                                  CytoDyn, Inc.
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             (Exact name of registrant as specified in its charter)


          Colorado                      000-49908                 75-3056237
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


                 227 E. Palace Ave, Suite M, Santa Fe, NM 87501
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              (Address of Principal Executive Offices)   (Zip Code)


                                 (505) 988-5520
                                 --------------
              (Registrant's telephone number, including area code)


          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 4.01 Changes in Registrant's Certifying Accountant

On October 3, 2006 our auditors, Cordovano and Honeck, LLP. were dismissed by the company's audit committee.

On August 29, 2006, Cordovano and Honeck, LLP. notified us that they believed a commitment or contingency that was previously reported on our Form 10QSB for the quarter ended February 29, 2006 should be recharacterized and reflected in the our audited financial statements for the year ended May 31, 2006. We then amended and filed our 10KSB on September 1, 2006 to include a $150,000 contingency liability for a legal judgement that is on appeal. Included in the amended Form 10KSB was a signed audit letter from the auditors stating our financial statements can now be relied upon for the fiscal year ended May 31, 2006.

In April 2004, CytoDyn filed an action in Los Angeles Superior Court against the directors of Amerimmune Pharmaceuticals for failing to supervise management. This action was mandated by federal case law in that CytoDyn owns the trademark "Cytolin." When the CEO of Amerimmune attempted to throw Amerimmune into bankruptcy, thereby ceasing its operations, Amerimmune was no longer operating and the issue became moot. In the meantime, Amerimmune had moved to Ventura County and CytoDyn recovered its property in the Ventura County court.

In connection with that action, some directors of Amerimmune were awarded by the attorneys' fees in the amount of approximately $150,000. We have appealed the Court's order. The matter has not yet been briefed. Management believes we have a strong basis to appeal. In any event, this judgement has been accrued on the financial statements accompanying the amended Form 10KSB, which was filed on September 1, 2006.

Our former auditors did provide a letter that was attached as an Exhibit concurring with the disclosures filed on the amended form 10KSB.

The company's authorized officers did discuss the matters disclosed on an 8K report and amended Form 10KSB that was filed September 1, 2006 with the independent auditor from Cordovano & Honeck. The discussions led to the disclosures as filed on the 8K and amended Form 10KSB. The authorized officers also communicated the matters disclosed with the audit committee. The officers and audit committee reviewed the disclosures as filed with the Commission and are fully aware of the matters that were disclosed on the amended form 10KSB. The officers, audit committee members and independent auditor are all in agreement with the disclosures filed regarding the recharacterization of a $150,000 contingency liability.

This is the only difference that management and the Cordovano and Honeck, the former auditors had in the last two fiscal years. The auditors report issued for the last two fiscal years were unqualified opinions with a going concern.

The decision to dismiss Cordovano & Honeck was recommended by the company's audit committee. The only disagreements management had with our former auditors in matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved would have caused the auditor to make reference to the subject matter of the disagreement with their report was the situation described above.

The company has authorized the former accountant to respond fully to the inquiries of the successor accountant concerning the subject matter of the disagreement or event without limitation.

On October 5, the company has engaged new principal auditors Pender Newkirk & Company LLP to audit the company's financial statements for the year ended May 31, 2007 and review the periods August 31, 2006, November 30, 2006 and February 28, 2007.

The company has not consulted the new accounting firm regarding the application of accounting principles to a specific or completed transaction, or the type of audit opinion that might be rendered on our financial statements and no written or oral advice has been provided that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue.

Also there were no consultations with the new auditors regarding the disagreement regarding the financial disclosure of a contingency matter as described above and required under Regulation S-B Item 304 (a)(1)(iv).

Regarding Regulation S-B, Item 304 paragraph (b)(1) through (b)(3), no conditions exist as stated in these paragraphs. The conditions are:

o    (b)(1) in connection with the change in accountants subject to paragraph
     (a) there were no disagreements or events as described in paragraph
     (a)(1)(iv) of this Item;
o (b)(2) During the fiscal year in which the change in accountants took place there have been any transactions or events similar to those involved in such disagreements and
o (b)(3) such transactions or events were material and were accounted for or disclosed in a manner different from that which the former accountants apparently would have concluded was required.


Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number                               Description
------      -------------------------------------------------------------
 16.1       Letter of dismissal of the Registrant's Certifying Accountant
            Cordovano and Honeck, LLP.


                                   SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CytoDyn, Inc.


Date: October 5, 2006                   /s/ Allen D. Allen
                                        ----------------------------
                                        Allen D. Allen
                                        President